Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214309, 333-217985, 333-223528, 333-226818, 333-229968, 333-236715, 333-253522, 333-263045, 333-269957 and 333-277328) and Form S-3 (No. 333-221500) of BlackLine, Inc. of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 21, 2025